International Lease Finance Corporation
ILFC NOTES
With Maturities of 9 Months or More from Date of Issue

Registration No.		333-100340
Filed Pursuant to Rule		424 (b) (3)
Pricing Supplement No.		56
(To Prospectus dated April 15, 2003 and Prospectus Supplement dated April 15, 2003)
The date of this Pricing Supplement is			October 12, 2004
Trade Date:	10/12/04		Issue Date:	10/15/04

CUSIP Number	Stated Interest Rate per Annum	Maturity Date	Interest Payment Frequency	First Interest Payment Date	Subject to Redemption	Redemption Date and Terms
45974EGP5	2.60%	11/15/06	Semi-Annual	05/15/05	No	N/A
45974EGQ3	3.10%	03/15/07	Semi-Annual	03/15/05	No	N/A
45974EGR1	3.30%	09/15/07	Quarterly	12/15/04	No	N/A
45974EGS9	3.55%	06/15/08	Monthly	11/15/04	No	N/A
45974EGT7	3.80%	02/15/09	Semi-Annual	02/15/05	No	N/A
						[Additional columns below]

[Continued from above, first column repeated]
CUSIP Number	Aggregate Principal Amount	Price to Public	Discounts and Commissions	Net Proceeds to Issuer	Maximum Reallowance	Survivor*s Option	OID Note	Other Material Terms
45974EGP5	$225,000	100%	0.41%	$224,077.50	$1.00	Yes	No	N/A
45974EGQ3	$1,290,000	100%	0.54%	$1,283,034.00	$1.50	Yes	No	N/A
45974EGR1	$587,000	100%	0.63%	$583,301.90	$1.50	Yes	No	N/A
45974EGS9	$1,183,000	100%	0.80%	$1,173,536.00	$1.50	Yes	No	N/A
45974EGT7	$308,000	100%	0.96%	$305,043.20	$1.50	Yes	No	N/A
All notes described in this Pricing Supplement are issued in U.S. Dollars with Authorized Denominations of $1,000 and integral multiples thereof.